Exhibit 99.1

                  Montpelier Europa AG Press Release

                 Montpelier Establishes Swiss Presence


    HAMILTON, Bermuda--(BUSINESS WIRE)--July 23, 2007--Montpelier Re Holdings Ltd. (NYSE: MRH) today announced that it is forming
Montpelier Europa AG, a Swiss company based in Zug, Switzerland, which is expected to commence business on September 1st, 2007.

    Gerald Koenig, formerly Head of Sales and Marketing with GE
Frankona Re in Munich, is to be appointed CEO of Montpelier Europa.

    The principal role of the new office will be to provide marketing services to Syndicate 5151 at Lloyd's, but Montpelier Europa will also support Montpelier Re's existing regional marketing effort in respect of certain established lines of business.

    The company will focus its efforts on Continental Europe and the Middle East. The United Kingdom, France and the Benelux countries will continue to be serviced out of Montpelier's existing marketing office in London.

    Mr. Koenig said, "We believe that continuing consolidation in the European reinsurance market has created an opportunity for Syndicate 5151 to attract selected business that has not previously found its way to Lloyd's. Montpelier Re already has an established portfolio of large European commercial property reinsurance lines. The Syndicate will be looking to complement that by accessing the middle market and regional business of clients who wish to diversify their outwards purchases beyond the limited number of remaining Continental carriers, and yet who wish to maintain their security at the highest level."

    Anthony Taylor, Chairman of Montpelier, said, "The establishment of a Continental presence is an important part of our business plan for Syndicate 5151. Gerald has many years of experience in Montpelier Europa's target markets, and is well-known to clients. We are delighted that he is joining us at such an important point in the roll-out of our Syndicate operations."

    Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995: This press release contains, and Montpelier Re may from time to time make, written or oral "forward-looking statements" within the meaning of the U.S. federal securities laws, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside Montpelier's control, that could cause actual results to differ materially from such statements. In particular, statements using words such as "may," "should," "estimate," "expect," "anticipate," "intend," "believe," "predict," "potential," or words of similar import generally involve forward-looking statements.

    Important events and uncertainties that could cause the actual results, future dividends or future common share repurchases to differ include, but are not necessarily limited to: market conditions affecting our common share price; the possibility of severe or unanticipated losses from natural or man-made catastrophes; the effectiveness of our loss limitation methods; our dependence on principal employees; our ability to execute the business plan for Montpelier Syndicate 5151 effectively, including the integration of those operations into our existing operations; increases in our general and administrative expenses due to new business ventures, which expenses may not be recoverable through additional profits; the cyclical nature of the reinsurance business; the levels of new and renewal business achieved; opportunities to increase writings in our core property and specialty reinsurance and insurance lines of business and in specific areas of the casualty reinsurance market; the sensitivity of our business to financial strength ratings established by independent rating agencies; the estimates reported by cedants and brokers on pro-rata contracts and certain excess of loss contracts where the deposit premium is not specified in the contract; the inherent uncertainties of establishing reserves for loss and loss adjustment expenses, particularly on longer-tail classes of business such as casualty; our reliance on industry loss estimates and those generated by modeling techniques; unanticipated adjustments to premium estimates; changes in the availability, cost or quality of reinsurance or retrocessional coverage; changes in general economic conditions; changes in governmental regulation or tax laws in the jurisdictions where we conduct business; our ability to assimilate effectively the additional regulatory issues created by our entry into new markets; the amount and timing of reinsurance recoverables and reimbursements we actually receive from our reinsurers; the overall level of competition, and the related demand and supply dynamics in our markets relating to growing capital levels in the reinsurance industry; declining demand due to increased retentions by cedants and other factors; the impact of terrorist activities on the economy; and rating agency policies and practices. These and other events that could cause actual results to differ are discussed in detail in "Risk Factors" contained in our annual report on Form 10-K for the year ended December 31, 2006 which we have filed with the Securities and Exchange Commission.

    Montpelier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

    CONTACT: Montpelier Re Holdings Ltd.
             Investors:
             William Pollett, 441-297-9576
             SVP & Treasurer
             or
             Media:Jeannine Klein Menzies, 441-297-9570
             Corporate Affairs Manager